                                                                    EXHIBIT 99.1


                          COMMUNITY BANK SYSTEM, INC.
                                AND SUBSIDIARIES

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                                                              PAGE
                                                              ----
Report of Independent Accountants...........................  F-2
Independent Auditors' Report................................  F-3
Consolidated Statements of Condition as of December 31, 1999
  and 2000..................................................  F-4
Consolidated Statements of Income for the years ended
  December 31, 1998, 1999, and 2000.........................  F-5
Consolidated Statements of Cash Flows for the years ended
  December 31, 1998, 1999 and 2000..........................  F-6
Consolidated Statements of Shareholders' Equity for the
  years ended December 31, 1998, 1999 and 2000..............  F-7
Notes to Consolidated Financial Statements..................  F-9

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Shareholders
Community Bank System, Inc.
Dewitt, New York

     In our opinion, based on our audits and the report of other auditors, the accompanying consolidated balance sheets and the related consolidated statements of income, changes in shareholders' equity and of cash flows present fairly, in all material respects, the financial position of Community Bank System, Inc. and its subsidiaries at December 31, 2000 and 1999, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2000 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We did not audit the financial statements of First Liberty Bank Corp., a wholly owned subsidiary, which statements reflect total assets of $627,873,000 and $653,275,000 as of December 31, 2000 and 1999, respectively, and net interest income of $19,087,000, $20,016,000 and $19,692,000 for each of the three years in the period ended December 31, 2000. Those statements were audited by other auditors whose report thereon has been furnished to us, and our opinion expressed herein, insofar as it relates to the amounts included for First Liberty Bank Corp., is based solely on the report of the other auditors. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits and the report of other auditors provide a reasonable basis for our opinion.

                                          /s/  PRICEWATERHOUSECOOPERS LLP

Syracuse, New York

January 26, 2001,
except for the pooling of interests with First
Liberty Bank Corp. described in Note A
and the information in Note R as to
which the date is August 10, 2001

                          INDEPENDENT AUDITORS' REPORT


The Board of Directors
First Liberty Bank Corp.:

     We have audited the consolidated balance sheets of First Liberty Bank Corp. and subsidiaries (the "Company") as of December 31, 2000 and 1999, and the related consolidated statements of operations, changes in shareholders' equity, and cash flows for each of the years in the three-year period ended December 31, 2000 (not included herein). Those consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on those consolidated financial statements based on our audits.

     We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of First Liberty Bank Corp. and subsidiaries as of December 31, 2000 and 1999, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 2000, in conformity with accounting principles generally accepted in the United States of America.

                                          /s/  KPMG LLP

Philadelphia, Pennsylvania

January 29, 2001

                  COMMUNITY BANK SYSTEM, INC. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF CONDITION

                                                              DECEMBER 31,    DECEMBER 31,
                                                                  2000            1999
                                                              ------------    ------------
                                                               (IN THOUSANDS OF DOLLARS,
                                                                   EXCEPT SHARE DATA)
ASSETS
Cash and due from banks.....................................   $   76,456      $  102,550
Federal funds sold..........................................            0          24,200
                                                               ----------      ----------
Total cash and cash equivalents.............................       76,456         126,750
Investment securities
  (approximate fair value of $929,680 and $816,637).........      929,581         816,596
Loans.......................................................    1,515,877       1,425,773
  Reserve for possible loan losses..........................       20,035          18,528
                                                               ----------      ----------
Net loans...................................................    1,495,842       1,407,245
Premises and equipment, net.................................       40,941          39,940
Accrued interest receivable.................................       21,873          17,565
Intangible assets, net......................................       55,234          54,150
Other assets................................................       30,746          31,731
                                                               ----------      ----------
     Total Assets...........................................   $2,650,673      $2,493,977
                                                               ==========      ==========
LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities:
  Deposits
     Noninterest bearing....................................   $  316,162      $  274,515
     Interest bearing.......................................    1,632,395       1,570,237
                                                               ----------      ----------
Total Deposits..............................................    1,948,557       1,844,752
  Federal funds purchased...................................       48,730          32,450
  Borrowings................................................      391,100         399,000
  Company obligated mandatorily redeemable preferred
     securities of subsidiary, Community Capital Trust I
     holding solely junior subordinated debentures of the
     Company................................................       29,824          29,817
  Accrued interest and other liabilities....................       30,671          22,253
                                                               ----------      ----------
     Total Liabilities......................................    2,448,882       2,328,272
                                                               ----------      ----------
Shareholders' equity:
  Common stock no par $1.00 stated value for 2000 and 1999;
     20,000,000 shares authorized; 10,559,897 and 10,657,770
     shares outstanding for 2000 and 1999, respectively.....       11,208          11,206
  Surplus...................................................       37,711          37,682
  Undivided profits.........................................      163,917         149,131
  Accumulated other comprehensive income....................        5,966         (17,581)
  Treasury stock, at cost (648,100 and 548,100 shares for
     2000 and 1999, respectively)...........................      (17,006)        (14,719)
  Shares issued under employee stock plan -- unearned.......           (5)            (14)
                                                               ----------      ----------
     Total Shareholders' Equity.............................      201,791         165,705
          Total Liabilities and Shareholders' Equity........   $2,650,673      $2,493,977
                                                               ==========      ==========

   The accompanying notes are an integral part of the consolidated financial statements

                  COMMUNITY BANK SYSTEM, INC. AND SUBSIDIARIES

                       CONSOLIDATED STATEMENTS OF INCOME

                                                                    YEARS ENDED DECEMBER 31,
                                                             --------------------------------------
                                                                2000          1999          1998
                                                             ----------    ----------    ----------
                                                             (IN THOUSANDS OF DOLLARS, EXCEPT PER
                                                                          SHARE DATA)
INTEREST INCOME:
  Interest and fees on loans...............................   $130,079      $115,580      $113,083
  Interest and dividends on investments:
     Taxable...............................................     50,556        43,158        46,743
     Nontaxable............................................      8,168         7,159         3,931
  Interest on federal funds sold and deposits with other
     banks.................................................        633           550         1,546
                                                              --------      --------      --------
Total interest income......................................    189,436       166,447       165,303
INTEREST EXPENSE:
  Interest on deposits.....................................     69,921        61,902        69,503
  Interest on federal funds purchased......................      3,410         1,637           598
  Interest on short term borrowings........................     13,448         4,946           157
  Interest on mandatorily redeemable preferred securities
     of subsidiary.........................................      2,932         2,932         2,932
  Interest on long term borrowings.........................      9,429         7,073         8,026
                                                              --------      --------      --------
Total interest expense.....................................     99,140        78,490        81,216
                                                              --------      --------      --------
Net interest income........................................     90,296        87,957        84,087
  Less: Provision for loan losses..........................      7,722         5,856         5,663
                                                              --------      --------      --------
Net interest income after provision for loan losses........     82,574        82,101        78,424
                                                              --------      --------      --------
OTHER INCOME:
  Fiduciary and investment services........................      3,251         3,010         2,418
  Service charges, commissions and fees....................     19,173        14,207        12,964
  Investment security gains (losses).......................       (159)         (413)        2,006
  Other operating income...................................        855           926         1,430
                                                              --------      --------      --------
Total other income.........................................     23,120        17,730        18,818
                                                              --------      --------      --------
OTHER EXPENSE:
  Salaries and benefits....................................     36,577        33,600        32,830
  Net occupancy and equipment expense......................     10,307         9,846        10,012
  Amortization of intangible assets........................      4,891         4,723         4,748
  Other Expense............................................     19,017        18,556        19,645
                                                              --------      --------      --------
Total other expenses.......................................     70,792        66,725        67,235
                                                              --------      --------      --------
Income before income taxes.................................     34,902        33,106        30,007
Income taxes...............................................     10,003         9,444        10,472
                                                              --------      --------      --------
Income before change in accounting.........................     24,899        23,662        19,535
Cumulative effect of change in accounting principle, net of
  taxes of $134 in 1998 (note C)...........................                                    194
                                                              --------      --------      --------
Net Income.................................................   $ 24,899      $ 23,662      $ 19,729
                                                              ========      ========      ========
Earnings per common share -- basic.........................   $   2.34      $   2.20      $   1.78
                                                              ========      ========      ========
Earnings per common share -- diluted.......................   $   2.32      $   2.18      $   1.75
                                                              ========      ========      ========

   The accompanying notes are an integral part of the consolidated financial statements

                  COMMUNITY BANK SYSTEM, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
           FOR TWELVE MONTHS ENDED DECEMBER 31, 2000, 1999, AND 1998

                                                                2000         1999         1998
                                                              ---------    ---------    ---------
                                                                   (IN THOUSANDS OF DOLLARS)
OPERATING ACTIVITIES:
  Net income................................................  $  24,899    $  23,662    $  19,729
  Adjustments to reconcile net income to net cash provided
    by operating activities:
    Depreciation............................................      4,072        3,784        3,677
    Amortization of intangible assets.......................      5,050        4,995        5,020
    Net amortization of security premiums and discounts.....        439        3,720        6,923
    Amortization of discount on loans.......................       (311)        (587)       1,443
    Provision for loan losses...............................      7,722        5,856        5,663
    Provision (benefits) for deferred taxes.................        412         (586)         129
    (Gain)/Loss on sale of investment securities............        159          413       (2,334)
    (Gain)/loss on sale of loans and other assets...........       (236)        (202)         163
    Change in interest receivable...........................     (4,308)      (2,903)       2,100
    Change in other assets and other liabilities............     (6,419)         315        2,550
                                                              ---------    ---------    ---------
Net cash provided by operating activities...................     31,479       38,467       45,063
                                                              ---------    ---------    ---------
INVESTING ACTIVITIES:
  Proceeds from sales of investment securities..............     16,811       34,433       97,284
  Proceeds from maturities of held to maturity investment
    securities..............................................      3,727        2,771       55,077
  Proceeds from maturities of available for sale investment
    securities..............................................     51,799      227,072      261,335
  Purchases of held to maturity investment securities.......     (4,035)      (3,775)     (26,251)
  Purchases of available for sale investment securities.....   (142,671)    (328,223)    (382,032)
  Net change in loans outstanding...........................    (96,220)    (137,390)     (96,264)
  Premium paid on acquisition of business...................     (6,134)          --           --
  Capital expenditures......................................     (5,437)      (9,003)      (6,983)
  Proceeds from sales of property and equipment.............        133          133          752
  Other investing activities................................        426          635          846
                                                              ---------    ---------    ---------
Net cash provided by investing activities...................   (181,601)    (213,347)     (96,236)
                                                              ---------    ---------    ---------
FINANCING ACTIVITIES:
  Net change in demand deposits, NOW accounts, and savings
    accounts................................................      9,236      (46,092)      68,477
  Net change in certificates of deposit.....................     94,569       16,178      (24,299)
  Net change in federal funds purchased.....................     16,280       (7,250)      (5,300)
  Net change in term borrowings.............................     (7,900)     249,000       30,000
  Issuance (retirement) of common stock.....................         29          396        1,048
  Treasury stock purchased..................................     (2,287)      (5,567)      (9,152)
  Cash dividends............................................     (9,998)      (9,463)      (8,491)
  Other financing activities................................       (101)         (93)         (84)
                                                              ---------    ---------    ---------
Net cash provided by financing activities...................     99,828      197,109       52,199
                                                              ---------    ---------    ---------
Change in cash and cash equivalents.........................    (50,294)      22,229        1,026
  Cash and cash equivalents at beginning of the year........    126,750      104,521      103,495
                                                              ---------    ---------    ---------
CASH AND CASH EQUIVALENTS AT END OF PERIOD..................  $  76,456    $ 126,750    $ 104,521
                                                              =========    =========    =========
Supplemental Disclosures of Cash Flow Information:
  Cash paid for interest....................................  $  97,326    $  75,884    $  79,534
  Cash paid for income taxes................................  $   9,876    $   8,983    $  11,380
                                                              =========    =========    =========
Supplemental Disclosure of Noncash Financing and Investing
  Activities:
  Dividends declared and unpaid.............................  $   1,888    $   1,773    $   1,678
  Gross change in unrealized gains/losses on
    available-for-sale securities...........................  $  39,212    $ (37,332)   $   3,942
                                                              =========    =========    =========

   The accompanying notes are an integral part of the consolidated financial statements

                  COMMUNITY BANK SYSTEM, INC. AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY

                                                                                                               SHARES
                                      COMMON STOCK                                             ACCUMULATED   ISSUED UNDER
                                  ---------------------                                            OTHER       EMPLOYEE
                                    SHARES                    UNDIVIDED TREASURY COMPREHENSIVE COMPREHENSIVE STOCK PLAN -
                                  OUTSTANDING AMOUNT  SURPLUS  PROFITS   STOCK      INCOME         INCOME     UNEARNED     TOTAL
                                  ----------- ------- ------- --------- -------- ------------- ------------- ------------ --------
                                   (IN THOUSANDS OF DOLLARS, EXCEPT SHARE DATA)    (IN THOUSANDS OF DOLLARS, EXCEPT SHARE DATA)
Balance at January 1, 1998....... 11,130,023  $11,130 $35,995  $123,949  $     --                  $  2,612     $ (91)    $173,595
Net income -- 1998...............                                19,729             $ 19,729                                19,729
  Other comprehensive income,                                                       --------
    before tax:
    Unrealized gains on
        securities:
      Unrealized holding gains
        arising during period....                                                      6,276
      Reclassification adjustment
        for gains included in
        net income...............                                                     (2,334)
  Other comprehensive income,                                                       --------
    before tax...................                                                      3,942
   Income tax expense related to
    other comprehensive income...                                                     (1,507)
  Other comprehensive income,                                                       --------
    net of tax...................                                                      2,435          2,435                  2,435
                                                                                    --------
  Comprehensive income...........                                                   $ 22,164
                                                                                    ========
Common dividends declared........                                (8,652)                                                    (8,652)
Common stock issued under
  employee stock plan............     52,541       53   1,000                                                       65       1,118
Treasury stock purchased.........   (326,600)                              (9,152)                                          (9,152)
                                  ----------  ------- -------  --------  --------   -------         --------   -------     --------
Balance at December 31, 1998..... 10,855,964  $11,183 $36,995  $135,026  $ (9,152)                  $  5,047   $   (26)    $179,073
Net income -- 1999...............                                23,662             $ 23,662                                 23,662
  Other comprehensive loss,
    before tax:
    Unrealized losses on
      securities:
      Unrealized holding losses
        arising during period....                                                    (37,745)
      Reclassification adjustment
        for losses included in
        net income...............                                                        413
                                                                                     -------
  Other comprehensive loss,
    before tax...................                                                    (37,332)
  Income tax benefit related to
    other comprehensive income...                                                     14,704
                                                                                     -------
  Other comprehensive loss,
    net of tax...................                                                    (22,628)        (22,628)               (22,628)
                                                                                     -------
  Comprehensive income...........                                                    $ 1,034
Common dividends declared........                                (9,557)                                                     (9,557)
Common stock issued under
  employee stock plan............     23,306       23     687                                                       12          722
Treasury stock purchased.........   (221,500)                              (5,567)                                           (5,567)
                                  ----------  ------- -------  --------  --------   -------         --------   -------     --------

                  COMMUNITY BANK SYSTEM, INC. AND SUBSIDIARIES
                CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY

                                                                                                               SHARES
                                                                                              ACCUMULATED      ISSUED
                                    COMMON STOCK                                                 OTHER         UNDER
                                --------------------                                  COMPRE-    COMPRE-      EMPLOYEE -
                                  SHARES                        UNDIVIDED  TREASURY   HENSIVE    HENSIVE      STOCK PLAN
                                OUTSTANDING  AMOUNT    SURPLUS   PROFITS    STOCK     INCOME     INCOME        UNEARNED      TOTAL
                                -----------  -------   -------  ---------  --------  -------- ------------  ------------   --------
                                                             (IN THOUSANDS OF DOLLARS, EXCEPT SHARE DATA)
Balance at December 31, 1999.... 10,657,770  $11,206   $37,682   $149,131  $(14,719)            $(17,581)    $   (14)     $165,705
Net income -- 2000..............                                   24,899            $ 24,899                               24,899
  Other comprehensive income,                                                        --------
    before tax:
    Unrealized gains on
      securities:
      Unrealized holding gains
        arising during period...                                                       39,053
      Reclassification
        adjustment for losses
        included in net income..                                                          159
                                                                                     --------
  Other comprehensive income,
    before tax..................                                                       39,212
  Income tax expense related to
    other comprehensive income..                                                      (15,665)
                                                                                     --------
  Other comprehensive income,
    net of tax..................                                                       23,547     23,547                    23,547
                                                                                     --------
  Comprehensive income..........                                                     $ 48,446
                                                                                     ========
Common dividends declared.......                                 (10,113)                                                  (10,113)
Common stock issued under
  employee stock plan...........      2,127        2        29                                                     9            40
Treasury stock purchased........   (100,000)                                 (2,287)                                        (2,287)
                                 ----------  -------   -------  --------   --------  --------   --------     -------      --------
BALANCE AT DECEMBER 31, 2000.... 10,559,897  $11,208   $37,711  $163,917   $(17,006)            $  5,966     $    (5)     $201,791
                                 ==========  =======   =======  ========   ========  ========   ========     =======      ========

   The accompanying notes are an integral part of the consolidated financial statements

                  COMMUNITY BANK SYSTEM, INC. AND SUBSIDIARIES

                         NOTES TO FINANCIAL STATEMENTS
           (IN THOUSANDS OF DOLLARS, EXCEPT PER SHARE AND SHARE DATA)

NOTE A: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Business Combination

     On May 11, 2001, Community Bank System, Inc. (the "Company") completed its acquisition of First Liberty Bank Corp. ("First Liberty"). Pursuant to the terms of the merger, each share of First Liberty stock was exchanged for .56 shares of the Company's common stock, which amounted to approximately 3.6 million shares. The merger constituted a tax-free reorganization and has been accounted for as a pooling of interests under Accounting Principles Board Opinion No. 16. Accordingly, the consolidated financial statements for the periods presented have been restated to include the combined results of operations, financial position and cash flows of the Company and First Liberty. Certain reclassifications were made to First Liberty's prior year financial statements to conform to the Company's presentation.

     Results of operations for the separate companies and the combined amounts presented in the consolidated financial statements follow:

                                                         FOR THE TWELVE MONTHS ENDED
                                                                DECEMBER 31,
                                                        -----------------------------
                                                         2000       1999       1998
                                                        -------    -------    -------
NET INTEREST INCOME:
Community Bank System, Inc. ..........................  $71,209    $67,941    $64,395
First Liberty Bank Corp. .............................   19,087     20,016     19,692
                                                        -------    -------    -------
Combined..............................................  $90,296    $87,957    $84,087
                                                        =======    =======    =======
NET INCOME:
Community Bank System, Inc. ..........................  $20,319    $17,635    $15,728
First Liberty Bank Corp. .............................    4,580      6,027      4,001
                                                        -------    -------    -------
Combined..............................................  $24,899    $23,662    $19,729
                                                        =======    =======    =======

  Nature of Operations

     Community Bank System, Inc. is a one bank holding company which wholly-owns three subsidiaries, Community Bank, N.A. (the Bank), Community Capital Trust I, a subsidiary business trust, and Benefit Plans Administrative Services, Inc.
(BPA). Community Capital Trust I was formed for the purpose of issuing mandatorily redeemable convertible securities which are considered Tier I capital under regulatory capital adequacy requirements (see Note P). BPA, located in Utica, New York, provides pension administration and consulting services to sponsors of defined benefit and defined contribution plans throughout New York State. The Bank operates 89 customer facilities throughout Northern New York, the Finger Lakes Region, the Southern Tier, Southwestern New York and Northern Pennsylvania, and owns three banking related subsidiaries, Community Financial Services, Inc. (CFSI), and Community Investment Services, Inc. (CISI). CFSI offers insurance investment products and CISI provides broker-dealer and investment advisory services. In addition, the Bank owns three non-banking subsidiaries, CBNA Treasury Management Corporation (TMC), CBNA Preferred Funding Corporation (PFC), and Elias Asset Management, Inc. (EAM). TMC operates the cash management, investment, and treasury functions of the Bank and PFC primarily engages in investing of residential and commercial real estate loans. EAM, located in Williamsville, New York, provides asset management services to the general public (see Note B).

  Principles of Consolidation

     The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. All intercompany accounts and transactions have been eliminated in consolidation.

                  COMMUNITY BANK SYSTEM, INC. AND SUBSIDIARIES

           (IN THOUSANDS OF DOLLARS, EXCEPT PER SHARE AND SHARE DATA)

  Use of Estimates in the Preparation of Financial Statements

     The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  Risk and Uncertainties

     In the normal course of its business, the Company encounters economic and regulatory risks. There are three main components of economic risk: interest rate risk, credit risk and market risk. The Company is subject to interest rate risk to the degree that its interest-bearing liabilities mature or reprice at different speeds, or on different bases from its interest-earning assets. The Company's primary credit risk is the risk of default on the Company's loan portfolio that results from the borrowers' inability or unwillingness to make contractually required payments. Market risk reflects potential changes in the value of collateral underlying loans, the fair value of investment securities and loans held for sale.

     The Company is subject to the regulations of various government agencies. These regulations can and do change significantly from period to period. The Company also undergoes periodic examinations by the regulatory agencies which may subject it to further changes with respect to asset valuations, amounts of required loss allowances, and operating restrictions resulting from the regulators' judgments based on information available to them at the time of their examinations.

  Cash and Cash Equivalents

     For purposes of reporting cash flows, cash and cash equivalents include cash on hand, amounts due from banks and federal funds sold. Generally, federal funds are sold for one-day periods. The carrying amounts reported in the balance sheet for cash and cash equivalents approximate those assets' fair values.

  Investment Securities

     The Company has classified its investments in debt and equity securities as held-to-maturity or available-for-sale. Held-to-maturity securities are those for which the Company has the positive intent and ability to hold to maturity, and are reported at cost, which is adjusted for amortization of premiums and accretion of discounts. Debt securities not classified as held to maturity are classified as available-for-sale and are reported at fair market value with net unrealized gains and losses reflected as a separate component of shareholders' equity, net of applicable income taxes. None of the Company's investment securities have been classified as trading securities. Equity securities are stated at cost and include stock of the Federal Reserve Bank of New York and Federal Home Loan Bank of New York.

     The average cost method is used in determining the realized gains and losses on sales of investment securities, which are reported under other income as investment security gains (losses). Premiums and discounts on securities are amortized and accreted, respectively, on a systematic basis over the period to maturity, estimated life, or earliest call date of the related security.

     Fair values for investment securities are based on quoted market prices, where available. If quoted market prices are not available, fair values are based on quoted market prices of comparable instruments.

                  COMMUNITY BANK SYSTEM, INC. AND SUBSIDIARIES

           (IN THOUSANDS OF DOLLARS, EXCEPT PER SHARE AND SHARE DATA)

  Loans

     Loans are stated at unpaid principal balances. Fair values for variable rate loans that reprice frequently, with no significant credit risk, are based on carrying values. Fair values for fixed rate loans are estimated using discounted cash flows and interest rates currently being offered for loans with similar terms to borrowers of similar credit quality. Mortgage loans held for sale are carried at the lower of cost or market and are included in loans as the balance of such loans was not significant. The carrying amount of accrued interest approximates its fair value.

  Interest on Loans and Reserve for Possible Loan Losses

     Interest on commercial loans and mortgages is accrued and credited to operations based upon the principal amount outstanding. Unearned discount on installment loans is recognized as income over the term of the loan, principally by the actuarial method. Non-refundable loan fees and related direct costs are deferred and amortized over the life of the loan as an adjustment to loan yield using the effective interest method.

     The Bank places a loan on nonaccrual status and recognizes income on a cash basis when it is more than ninety days past due (or sooner, if management concludes collection of interest is doubtful), except when, in the opinion of management, it is well-collateralized and in the process of collection.

     The reserve for possible loan losses is maintained at a level considered adequate to provide for potential loan losses. The reserve is increased by provisions charged to expense and reduced by net charge-offs. The level of the reserve is based on management's evaluation of potential losses in the loan portfolio, as well as prevailing economic conditions. A loan is considered impaired, based on current information and events, if it is probable that the Bank will not be able to collect the scheduled payments of principal or interest when due according to the contractual terms of the loan agreement. The measurement of impaired loans is generally based on the present value of expected future cash flows discounted at the historical effective interest rate, except that all collateral-dependent loans are measured for impairment based on the fair value of the collateral.

  Premises and Equipment

     Premises and equipment are stated at cost less accumulated depreciation. The annual provision for depreciation is computed using the straight-line method in amounts sufficient to recognize the cost of depreciable assets over their estimated useful lives. Maintenance and repairs are charged to expense as incurred.

  Other Real Estate

     Properties acquired through foreclosure, or by deed in lieu of foreclosure, are carried at the lower of the unpaid loan balance plus settlement costs, or fair value less estimated costs of disposal. At December 31, 2000 and 1999, other real estate, included in other assets, amounted to $1,293 and $1,442, respectively.

  Intangible Assets

     Intangible assets represent principally core deposit value and goodwill arising from acquisitions. The Company periodically reviews the carrying value of intangible assets using fair value methodologies. Core deposit intangibles are being amortized principally on an accelerated basis over ten years and goodwill is being amortized on a straight-line basis over 15 to 25 years.

                  COMMUNITY BANK SYSTEM, INC. AND SUBSIDIARIES

           (IN THOUSANDS OF DOLLARS, EXCEPT PER SHARE AND SHARE DATA)

  Mortgage Servicing Rights

     Originated mortgage servicing rights are recorded at their fair value at the time of transfer and are amortized in proportion to and over the period of estimated net servicing income or loss. The Bank uses a valuation model that calculates the present value of future cash flows to determine the fair value of servicing rights. In using this valuation method, the Bank incorporated assumptions that market participants would use in estimating future net servicing income, which included estimates of the cost of servicing per loan, the discount rate, and prepayment speeds. The carrying value of the originated mortgage servicing rights is periodically evaluated for impairment using these same market assumptions. At December 31, 2000 and 1999, mortgage servicing rights, included in other assets, amounted to approximately $526 and $577, respectively.

  Deposits

     The fair values disclosed for demand and savings deposits are equal to the carrying amounts at the reporting date. The carrying amounts for variable rate money market accounts and certificates of deposit approximate their fair values at the reporting date. Fair values for fixed rate certificates of deposit are estimated using discounted cash flows and interest rates currently being offered on similar certificates. The carrying value of accrued interest approximates fair value.

  Borrowings

     The carrying amounts of federal funds purchased and short-term borrowings approximate their fair values. Fair values for long-term borrowings are estimated using discounted cash flows at interest rates currently being offered on similar borrowings.

  Income Taxes

     Provisions for income taxes are based on taxes currently payable or refundable, and deferred taxes which are based on temporary differences between the tax basis of assets and liabilities and their reported amounts in the financial statements. Deferred tax assets and liabilities are reported in the financial statements at currently enacted income tax rates applicable to the period in which the deferred tax assets and liabilities are expected to be realized or settled.

  Trust Department Assets

     Assets held in fiduciary or agency capacities for customers are not included in the accompanying consolidated statements of condition, since such items are not assets of the Company. Fees associated with providing trust management services are recorded on cash basis of income recognition and are included in other income.

  Earnings Per Share

     Basic earnings per share are computed on the basis of actual weighted average common shares outstanding for the period. Diluted earnings per share reflect the dilutive effect of outstanding common stock equivalents.

  Treasury Stock

     Treasury stock purchases are recorded at cost. During 2000 and 1999, the Company purchased 100,000 and 221,500 shares of treasury stock at an average cost of $22.88 and $25.13, respectively. The Company purchases treasury stock primarily in order to have shares available for issuance under the incentive stock option, restricted stock awards and non-qualified stock option plan and for other strategic purposes.

                  COMMUNITY BANK SYSTEM, INC. AND SUBSIDIARIES

           (IN THOUSANDS OF DOLLARS, EXCEPT PER SHARE AND SHARE DATA)

  Fair Values of Financial Instruments

     The Company determines fair values based on quoted market values where available or on estimates using present values or other valuation techniques. Those techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. In that regard, the derived fair value estimates cannot be substantiated by comparison to independent markets and, in many cases, could not be realized in immediate settlement of the instrument. Statement Financial Accounting Standard No. 107, "Disclosures about Fair Value of Financial Instruments," excludes certain financial instruments and all nonfinancial instruments from its disclosure requirements. Accordingly, the aggregate fair value amounts presented do not represent the underlying value of the Company.

     The fair values of investment securities, loans, deposits, and borrowings have been disclosed in footnotes C, D, G, and H, respectively.

  Accounting Pronouncements

     In 1998, the Company adopted SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." This statement requires an entity to recognize all derivatives as either assets or liabilities in the balance sheet and measure those instruments at fair value. Upon adoption of the SFAS, the Company transferred investment securities from held-to-maturity to available-for-sale (see Note C). As a result, securities previously classified as held-to-maturity were sold during the year and investment securities gains of approximately $194,000, net of tax, resulting from the sale have been reported as a cumulative effect of a change in accounting principle. The Company has no outstanding derivative financial instruments and, accordingly, adoption of SFAS 133 had no other affect on the Company's financial statements.

  Subsequent Event

     On January 26, 2001, the Company acquired Citizens National Bank of Malone, an eighty-year-old commercial bank with five branches throughout Franklin and St. Lawrence counties in New York State. The Company issued 952,000 shares of its common stock to the former shareholders at a cost of $26.50 per share. All of the 648,100 shares held in the Company's treasury were issued in this transaction. The acquisition is being accounted for under the purchase method of accounting. The Company purchased assets with a fair value of $110,137, assumed liabilities with a fair value of $98,681 and recorded other purchase accounting adjustments of $499. The resulting goodwill of $13,273 will be amortized over a fifteen year period.

NOTE B: ACQUISITION

  Elias Asset Management, Inc.

     On April 3, 2000, Community Bank System, Inc. acquired all the stock of Elias Asset Management, Inc. (EAM) for cash of $6.5 million. EAM, based in Williamsville, NY, is a nationally recognized firm with $650 million in assets under management for individuals, corporate pension and profit sharing plans, and foundations. In accordance with the stock purchase agreement, additional consideration will be paid if certain performance targets are met over a five-year period. This transaction was accounted for under the purchase method, and the Company recognized $6.1 million of goodwill, which is being amortized over 20 years.

                  COMMUNITY BANK SYSTEM, INC. AND SUBSIDIARIES

           (IN THOUSANDS OF DOLLARS, EXCEPT PER SHARE AND SHARE DATA)

NOTE C: INVESTMENT SECURITIES

     The amortized cost and estimated fair values of investments in securities as of December 31 are as follows:

                                                    2000                                              1999
                               -----------------------------------------------   -----------------------------------------------
                                             GROSS        GROSS      ESTIMATED                 GROSS        GROSS      ESTIMATED
                               AMORTIZED   UNREALIZED   UNREALIZED     FAIR      AMORTIZED   UNREALIZED   UNREALIZED     FAIR
                                 COST        GAINS        LOSSES       VALUE       COST        GAINS        LOSSES       VALUE
                               ---------   ----------   ----------   ---------   ---------   ----------   ----------   ---------
HELD TO MATURITY
Obligations of states and
  political subdivisions.....  $  5,351     $   100       $   --     $  5,451    $  5,042      $   44      $     2     $  5,084
                               --------     -------       ------     --------    --------      ------      -------     --------
    Totals...................     5,351         100            0        5,451       5,042          44            2        5,084
                               ========     =======       ======     ========    ========      ======      =======     ========
AVAILABLE FOR SALE
U.S. Treasury securities and
  obligations of U.S.
  government corporations and
  agencies...................   300,714      11,477          843      311,348     237,640          40        7,374      230,306
Obligations of states and
  political subdivisions.....   164,110       3,348        1,849      165,609     154,129         360       10,147      144,342
Corporate Securities.........    44,862       1,153        1,113       44,902      36,164           0        2,815       33,349
Mortgage-backed securities...   371,745       3,612        5,508      369,849     380,293       1,806       10,807      371,292
    Totals...................   881,431      19,590        9,313      891,708     808,226       2,206       31,143      779,289
Equity securities............    32,522           0            0       32,522      32,265           0            0       32,265
                               --------     -------       ------     --------    --------      ------      -------     --------
    Totals...................   913,953      19,590        9,313      924,230     840,491       2,206       31,143      811,554
                               ========     =======       ======     ========    ========      ======      =======     ========
Net unrealized gain/(loss) on
  Available for Sale.........    10,277                                           (28,937)
                               ========                                          ========
GRAND TOTAL CARRYING VALUE...   929,581                                           816,596
                               ========                                          ========

     The amortized cost and estimated fair value of debt securities at December 31, 2000, by contractual maturity, are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

                                             HELD TO MATURITY          AVAILABLE FOR SALE
                                          -----------------------    -----------------------
                                          CARRYING    EST. MARKET    CARRYING    EST. MARKET
                                           VALUE         VALUE        VALUE         VALUE
                                          --------    -----------    --------    -----------
Due in one year or less.................   $3,504       $3,518       $ 72,930     $ 73,695
Due after one through five years........    1,582        1,637         48,586       48,292
Due after five years through ten
  years.................................      247          275        192,574      200,649
Due after ten years.....................       18           21        195,596      199,223
                                           ------       ------       --------     --------
Total...................................    5,351        5,451        509,686      521,859
Mortgage-backed securities..............        0            0        371,745      369,849
                                           ------       ------       --------     --------
Total...................................   $5,351       $5,451       $881,431     $891,708
                                           ======       ======       ========     ========

     Proceeds from sales of investments in debt securities during 2000, 1999, and 1998 were $16,864, $34,158, and $95,784, respectively. Gross gains of approximately $53, $562, and $2,151 for 2000, 1999, and 1998, respectively, and gross losses of $212, $974, and $145 in 2000, 1999, and 1998, respectively, were realized on those sales. Investment securities with a carrying value of $609,330 and $500,887 at December 31, 2000 and 1999, respectively, were pledged to collateralize deposits and borrowings.

                  COMMUNITY BANK SYSTEM, INC. AND SUBSIDIARIES

           (IN THOUSANDS OF DOLLARS, EXCEPT PER SHARE AND SHARE DATA)

     Pursuant to the adoption of Statement of Financial Accounting Standards No. 133, "Accounting for Derivatives Instruments and Hedging Activities," in 1998, the Company transferred investment securities having an amortized cost of $277,092 and net unrealized gains of $7,677 from held-to-maturity to available-for-sale. The Company subsequently sold a portion of those investments with an amortized cost of $17,424 within the same quarter; accordingly, the realized gain of $194, net of tax, has been reported as a cumulative effect of a change in accounting principle.

NOTE D: LOANS

     Major classifications of loans at December 31 are summarized as follows:

                                                                 2000          1999
                                                              ----------    ----------
Real estate mortgages:
  Residential...............................................  $  583,904    $  545,558
  Commercial................................................     233,908       219,734
  Farm......................................................      20,472        18,324
Agricultural loans..........................................      26,522        27,757
Commercial loans............................................     237,560       219,727
Installment loans to individuals............................     382,096       372,133
Other loans.................................................      27,117        20,142
                                                              ----------    ----------
                                                               1,511,579     1,423,375
Unearned interest, and deferred loan fees and costs, net....       4,298         2,398
Reserve for possible loan losses............................     (20,035)      (18,528)
                                                              ----------    ----------
  Net loans.................................................  $1,495,842    $1,407,245
                                                              ----------    ----------

     The estimated fair value of loans receivable at December 31, 2000 and 1999 was $1,483,487 and $1,432,141, respectively.

     Non-accrual loans of $5,473 and $6,112 at December 31, 2000 and 1999, respectively, are included in net loans. If non-accrual loans had been accruing interest at their originally contracted terms, interest income on these loans would have amounted to $377 and $343 in 2000 and 1999, respectively.

     Loans to directors and officers or other related parties were approximately $19,017 and $17,657 at December 31, 2000 and 1999, respectively.

     Mortgage loans serviced for others are not included in the accompanying consolidated statements of condition. The unpaid principal balances of mortgage loans serviced for others were $101,254 and $95,099 at December 31, 2000 and 1999, respectively.

     Custodial escrow balances maintained in connection with the foregoing loan servicing, and included in demand deposits, were approximately $670 and $650 at December 31, 2000 and 1999, respectively.

                  COMMUNITY BANK SYSTEM, INC. AND SUBSIDIARIES

           (IN THOUSANDS OF DOLLARS, EXCEPT PER SHARE AND SHARE DATA)

     Changes in the reserve for possible loan losses for the years ended December 31 are summarized as follows:

                                                         2000       1999       1998
                                                        -------    -------    -------
Balance at beginning of year..........................  $18,528    $17,059    $16,996
Provision charged to expense..........................    7,722      5,856      5,663
Loans charged off.....................................   (7,481)    (5,963)    (6,874)
Recoveries............................................    1,266      1,576      1,274
                                                        -------    -------    -------
  Balance at end of year..............................  $20,035    $18,528    $17,059
                                                        -------    -------    -------

NOTE E: PREMISES AND EQUIPMENT

     Premises and equipment consist of the following at December 31:

                                                               2000       1999
                                                              -------    -------
Land and land improvements..................................  $16,463    $16,023
Premises owned..............................................   27,432     26,796
Equipment...................................................   29,550     26,789
                                                              -------    -------
  Premises and equipment gross..............................  $73,445    $69,608
Less: Allowance for depreciation............................   32,504     29,668
                                                              -------    -------
     Premises and equipment, net............................  $40,941    $39,940
                                                              =======    =======

NOTE F: INTANGIBLE ASSETS

     Intangible assets consist of the following at December 31:

                                                                2000        1999
                                                              --------    --------
Goodwill....................................................  $ 63,179    $ 52,760
Core deposit and other intangibles..........................    18,719      19,100
                                                              --------    --------
  Intangible assets, gross..................................    77,614      71,860
                                                              --------    --------
Less: Accumulated amortization..............................   (22,380)    (17,710)
                                                              --------    --------
     Intangible assets, net.................................  $ 55,234    $ 54,150
                                                              ========    ========

NOTE G: DEPOSITS

     Deposits by type consist of the following at December 31:

                                                                 2000          1999
                                                              ----------    ----------
Demand......................................................  $  342,291    $  297,789
Savings.....................................................     577,164       612,501
Time........................................................   1,029,102       934,462
                                                              ----------    ----------
     Total deposits.........................................  $1,948,557    $1,844,752
                                                              ==========    ==========

     The estimated fair value of deposits at December 31, 2000 and 1999 was approximately $1,944,871 and $1,843,799 respectively.

                  COMMUNITY BANK SYSTEM, INC. AND SUBSIDIARIES

           (IN THOUSANDS OF DOLLARS, EXCEPT PER SHARE AND SHARE DATA)

     At December 31, 2000 and 1999, time certificates of deposit in denominations of $100 and greater totaled $210,663 and $176,018, respectively.

     The approximate maturities of time deposits at December 31 are as follows:

MATURITY                                                         2000         1999
--------                                                      ----------    --------
Three months or less........................................  $   83,651    $ 99,295
Over three months through twelve months.....................     719,730     591,430
Over one year through three years...........................     190,689     211,852
Over three years............................................      35,032      31,885
                                                              ----------    --------
     Total..................................................  $1,029,102    $934,462
                                                              ==========    ========

NOTE H: BORROWINGS

     Outstanding borrowings at December 31 are as follows:

                                                                2000        1999
                                                              --------    --------
Short-term borrowings:
  Federal funds purchased...................................  $ 48,730    $ 32,450
  Federal Home Loan Bank advances...........................   145,000     250,000
  Other short-term borrowings...............................     6,100       4,000
                                                              --------    --------
                                                               199,830     286,450
Long-term borrowings:
  Federal Home Loan Bank advances...........................   240,000     145,000
Company obligated mandatorily redeemable preferred
  securities of subsidiary trust holding solely junior
  subordinated debentures of the Company, net of discount of
  $176 and $183.............................................    29,824      29,817
                                                              --------    --------
     Total Borrowings.......................................  $469,654    $461,267
                                                              ========    ========

     Federal Home Loan Bank advances are secured by a blanket lien on the Company's residential real estate loan portfolio and mortgage-backed securities portfolio.

     Long-term borrowings at December 31, 2000 have maturity dates as follows:

                                                         WEIGHTED
                                                       AVERAGE RATE     AMOUNT
                                                       ------------    --------
December 17, 2002....................................      6.20%       $ 10,000
February 10, 2003....................................      5.52%          5,000
December 3, 2004.....................................      6.16%         10,000
January 23, 2008.....................................      5.44%         10,000
January 28, 2008.....................................      5.48%          5,000
January 30, 2008.....................................      5.27%         20,000
February 4, 2008.....................................      5.45%          5,000
April 14, 2010.......................................      6.35%         25,000
September 27, 2010...................................      5.88%         50,000
October 12, 2010.....................................      5.84%         50,000
November 1, 2010.....................................      5.82%         20,000

                  COMMUNITY BANK SYSTEM, INC. AND SUBSIDIARIES

           (IN THOUSANDS OF DOLLARS, EXCEPT PER SHARE AND SHARE DATA)

                                                         WEIGHTED
                                                       AVERAGE RATE     AMOUNT
                                                       ------------    --------
November 1, 2010.....................................      5.60%         20,000
November 1, 2010.....................................      6.02%         10,000
January 30, 2027.....................................      9.75%         29,824
                                                           ----        --------
                                                           6.06%       $269,824
                                                           ====        ========

     The estimated fair value of long term borrowings at December 31, 2000 and 1999 was $271,894 and $174,664, respectively.

NOTE I: INCOME TAXES

     The provision (benefit) for income taxes for the years ended December 31 is as follows:

                                                          2000       1999      1998
                                                         -------    ------    -------
Current:
  Federal..............................................  $ 9,049    $9,499    $ 9,581
  State................................................      542       531        762
Deferred:
  Federal..............................................      357      (425)        44
  State................................................       55      (161)        85
                                                         -------    ------    -------
     Total income taxes................................  $10,003    $9,444    $10,472
                                                         =======    ======    =======

     Components of the net deferred tax asset/liability, included in other assets/liabilities, as of December 31 are as follows:

                                                               2000       1999
                                                              -------    -------
Investment securities.......................................             $10,755
Allowance for loan losses...................................  $ 7,237      6,194
Employee benefits...........................................    1,873      1,835
Amortization of intangibles.................................      465        411
Other.......................................................    1,521      1,702
                                                              -------    -------
     Total deferred tax asset...............................  $11,096    $20,897
                                                              =======    =======
Investment securities.......................................    5,293
Deferred loan fees..........................................    1,913      1,264
Depreciation................................................    1,317        960
Mortgage servicing rights...................................      213        236
                                                              -------    -------
     Total deferred tax liability...........................    8,736      2,460
                                                              =======    =======
     Net deferred tax asset/(liability).....................  $ 2,360    $18,437
                                                              =======    =======

     The Company has determined that no valuation allowance is necessary as it is more likely than not that deferred tax assets will be realized through carryback of future deductions to taxable income in prior years, future reversals of existing temporary differences, and through future taxable income.

                  COMMUNITY BANK SYSTEM, INC. AND SUBSIDIARIES

           (IN THOUSANDS OF DOLLARS, EXCEPT PER SHARE AND SHARE DATA)

     A reconciliation of the differences between the federal statutory income tax rate and the effective tax rate for the years ended December 31 is shown in the following table:

                                                              2000    1999    1998
                                                              ----    ----    ----
Federal statutory income tax rate...........................  35.0%   35.0%   35.0%
Increase (reduction) in taxes resulting from:
  Tax-exempt interest.......................................  (9.5)   (8.4)   (8.0)
  State income taxes, net of federal benefit................   1.1     0.6     1.9
  Other.....................................................   2.1     1.3     6.0
                                                              ----    ----    ----
Effective income tax rate (including tax effect of
  accounting change)........................................  28.7%   28.5%   34.9%
                                                              ----    ----    ----

NOTE J: LIMITS ON DIVIDENDS AND OTHER REVENUE SOURCES

     The Company's ability to pay dividends to its shareholders is largely dependent on the Bank's ability to pay dividends to the Company. In additional to state law requirements and the capital requirements discussed below, the circumstances under which the Bank may pay dividends are limited by federal statutes, regulations, and policies. For example, as a national bank, the Bank must obtain the approval of the Office of the Comptroller of the Currency (OCC) for payments of dividends if the total of all dividends declared in any calendar year would exceed the total of the Bank's net profits, as defined by applicable regulations, for that year, combined with its retained net profits for the preceding two years. Furthermore, the Bank may not pay a dividend in an amount greater than its undivided profits then on hand after deducting its losses and bad debts, as defined by applicable regulations. At December 31, 2000, the Bank had approximately $26,983 in undivided profits legally available for the payments of dividends.

     In addition, the Federal Reserve Board and the OCC are authorized to determine under certain circumstances that the payment of dividends would be an unsafe or unsound practice and to prohibit payment of such dividends. The Federal Reserve Board has indicated that banking organizations should generally pay dividends only out of current operating earnings.

     There are also statutory limits on the transfer of funds to the Company by its banking subsidiary, whether in the form of loans or other extensions of credit, investments or assets purchases. Such transfer by the Bank to the Company generally are limited in amount to 10% of the Bank's capital and surplus, or 20% in the aggregate. Furthermore, such loans and extensions of credit are required to be collateralized in specific amounts.

NOTE K: BENEFIT PLANS

     The Company has noncontributory defined benefit pension plans covering the majority of its employees and retirees. The Company also provides health and life insurance benefits for eligible retired employees and dependents.

                  COMMUNITY BANK SYSTEM, INC. AND SUBSIDIARIES

           (IN THOUSANDS OF DOLLARS, EXCEPT PER SHARE AND SHARE DATA)

     The following table shows the funded status of the Plans reconciled with amounts reported in the Company's consolidated balance sheets, and the assumptions used in determining the actuarial present value of the benefit obligations:

                                          PENSION BENEFITS         POSTRETIREMENT BENEFITS
                                     --------------------------    ------------------------
                                        2000           1999           2000          1999
                                     -----------    -----------    ----------    ----------
CHANGE IN BENEFIT OBLIGATION
Benefit obligation at the beginning
  of year..........................  $    20,613    $    21,985     $ 1,997       $ 2,693
Service cost.......................        1,125          1,184         134           104
Interest cost......................        1,530          1,326         138           129
Deferred actuarial (gain) loss.....        1,069         (3,158)          7          (833)
Benefits paid......................         (878)          (724)       (128)          (96)
                                     -----------    -----------     -------       -------
  Benefit obligation at end of
     year..........................       23,459         20,613       2,148         1,997
                                     ===========    ===========     =======       =======
CHANGE IN PLAN ASSETS
Fair value of plan assets at
  beginning of year................       22,605         20,621
Actual return of plan assets.......         (516)         2,411
Company contributions..............          823            297
Benefits paid......................         (878)          (724)
                                     -----------    -----------
Fair value of plan assets at end of
  year.............................       22,034         22,605
                                     ===========    ===========
Funded (unfunded) status...........       (1,425)         1,992      (2,149)       (1,997)
Unrecognized actuarial (gain)
  loss.............................        2,875           (898)       (155)         (163)
Unrecognized prior service
  (benefit) cost...................         (545)          (584)
Unrecognized transition asset......          (42)           (60)
Unrecognized portion of net
  obligation at transition.........                                     492           533
                                     -----------    -----------     -------       -------
Prepaid (accrued) benefit cost.....  $       863    $       450     $(1,812)      $(1,627)
                                     ===========    ===========     =======       =======
WEIGHTED-AVERAGE ASSUMPTIONS AS OF
  DECEMBER 31
Discount rate......................   7.0% - 7.5%    7.0% - 7.5%        7.0%          7.0%
Expected return on plan assets.....   8.5% - 9.0%    8.5% - 9.0%
Rate of compensation increase......   3.0% - 4.0%    3.0% - 4.0%

                  COMMUNITY BANK SYSTEM, INC. AND SUBSIDIARIES

           (IN THOUSANDS OF DOLLARS, EXCEPT PER SHARE AND SHARE DATA)

                                          PENSION BENEFITS         POSTRETIREMENT BENEFITS
                                     ---------------------------   ------------------------
                                      2000      1999      1998      2000     1999     1998
                                     -------   -------   -------   ------   ------   ------
COMPONENTS OF NET PERIODIC BENEFIT
  COST
Service cost.......................  $ 1,125   $ 1,184   $   886    $134     $104     $102
Interest cost......................    1,530     1,326     1,234     138      129      170
Actual return on plan assets.......      645    (1,637)   (1,376)
Net amortization and deferral......   (1,892)      518       454
Amortization of prior service
  cost.............................      (24)      (24)       (6)                       19
Amortization of unrecognized net
  loss.............................                                            (4)      (4)
Amortization of accumulated gain...      (28)
Expected Return on Plans Assets....     (951)     (724)     (638)
Amortization of transition
  obligation.......................        3         3         3      41       41       61
                                     -------   -------   -------    ----     ----     ----
     Net periodic benefit cost.....  $   408   $   646   $   557    $313     $270     $348
                                     =======   =======   =======    ====     ====     ====

     The defined benefit pension plan maintained by Community Bank is authorized to invest up to 10% of the fair value of its total assets in common stock of Community Bank System, Inc. At December 31, 2000 and 1999, the plan holds 46,500 and 43,378 shares, respectively, of the sponsor Company common stock.

     Health care cost assumptions have no effect on the amounts reported for the health care plans, since the plan changed to a fixed dollar employee contribution plan in 1999.

     The Company also has an Employee Savings and Retirement Plan, which is administered by the Trust Department of Community Bank, N. A. The Employee Savings and Retirement Plan includes Section 401(k) and Thrift provisions as defined under the Internal Revenue Code. Company contributions to the trust amounted to $838, $830, and $848 in 2000, 1999, and 1998, respectively.

     The Company has deferred compensation agreements with its President and Chief Executive Officer and several former executives and officers whereby monthly payments are to be provided upon retirement over periods ranging from ten to 25 years. Expense recognized during 2000, 1999, and 1998 related to these arrangements amounted to approximately $328, $367, and $258, respectively. The Company has recorded a liability of $1,985 and $1,713 at December 31, 2000 and 1999, respectively.

     The Company has a Stock Balance Plan for nonemployee directors who have completed six months of service. The Plan is a nonqualified, noncontributory defined benefit plan. The Plan provides benefits for periods of service prior to January 1, 1996 based on a predetermined formula. Amounts credited to participant accounts for all creditable service after January 1, 1996 are based on performance of the Company's stock. Participants become fully vested after six years of service. Benefits are payable in the form of stock of the Company on the first of the month following the later of a participant's disassociation from the Board or attainment of age 70. Unrecognized prior service cost of $435 at December 31, 2000 is being amortized over 8 years. Expense related to the Plan recognized in 2000, 1999, and 1998, approximated $9, $20, and $19, respectively. The accrued pension liability was approximately $349 and $367 at December 31, 2000 and 1999, respectively. The net periodic pension cost was calculated using discount rates of 7.0% in 2000 and 1999.

     The Company maintains for certain of its executive officers and directors (participants), a Supplemental Plan which provides that the participants share in the rights to the death benefits of a split-dollar life insurance policy and provides for additional compensation to the participants, equal to any income tax consequences related to the Supplemental Plan until retirement. To fund the annual premium on the split-dollar policy and mitigate the obligations under this Plan, the Company has purchased an additional bank owned life insurance
(BOLI) policy on the participants' lives. The amount of the BOLI policy has been calculated so that the projected increases in its cash surrender value will substantially offset the Company's expense related to the

                  COMMUNITY BANK SYSTEM, INC. AND SUBSIDIARIES

           (IN THOUSANDS OF DOLLARS, EXCEPT PER SHARE AND SHARE DATA)

split-dollar policy. At December 31, 2000, the Company had $4,678 in cash surrender value of life insurance. The split-dollar policy is designed to provide the participants, upon attaining retirement age, with projected annual after-tax distributions. The amount of the benefit obligation for certain participants is increased or decreased each year by an amount equal to the annual BOLI policy earnings less the Company's cost of funds. At December 31, 2000, the recorded liability related to this portion of the Supplemental Plan is $135. In addition, a separate benefit obligation for certain other participants consist of deferred compensation increased by interest rates established in the Supplemental Plan. These rates range from 11% to 12%. At December 31, 2000, the accrued liability for these participants is $292. The expense for the Supplemental Plan was $163, $75, and $44 for 2000, 1999, and 1998, respectively.

NOTE L: STOCK-BASED COMPENSATION PLANS

     The Company has long-term, stock-based incentive compensation programs for directors, officers, and key employees, including incentive stock options (ISO's), restricted stock awards (RSA's), nonqualified stock options (NQSO's), warrants, retroactive stock appreciation rights, and discounted options. The Company has authorized the grant of options for up to 1,139,336 shares of the Company's common stock. All options granted have ten-year terms and vest and become fully exercisable at the end of five years of continued employment.

     Activity in these plans for 2000, 1999, and 1998 was as follows:

                                                                                    WEIGHTED AVERAGE
                                       OPTIONS     RANGE OF OPTION     SHARES        EXERCISE PRICE
                                     OUTSTANDING   PRICE PER SHARE   EXERCISABLE   SHARES OUTSTANDING
                                     -----------   ---------------   -----------   ------------------
OUTSTANDING AT DECEMBER 31, 1997...    379,597       5.87 - 19.13      202,200           14.62
  Granted..........................    231,311      31.31 - 35.31
  Exercised/(Cancelled), net.......    (77,155)      8.00 - 31.31
OUTSTANDING AT DECEMBER 31, 1998...    533,753       5.87 - 35.31      360,246           24.70
  Granted..........................    130,379      25.38 - 29.31
  Exercised/(Cancelled), net.......    (34,117)     12.13 - 19.13
  Forfeited........................     (1,085)
OUTSTANDING AT DECEMBER 31, 1999...    628,930       5.87 - 35.31      424,692           25.08
  Granted..........................    150,491              23.13
  Exercised/(Cancelled), net.......     (2,777)     13.13 - 35.31
  Forfeited........................     (2,218)
OUTSTANDING AT DECEMBER 31, 2000...    774,426       5.87 - 35.31      542,703           24.57

     Statement of Financial Accounting Standards (SFAS) No. 123, "Accounting for Stock-Based Compensation," provides for a fair-value-based method of accounting for stock compensation plans with employees and others. Alternatively, the statement allows that entities may continue to account for stock-based compensation plans in accordance with Accounting Principles Board (APB) Opinion No. 25, "Accounting for Stock Issued to Employees," with disclosure of pro forma amounts reflecting the difference between cost charged to operations pursuant to APB No. 25 and compensation cost that would have been charged to operations had SFAS No. 123 been applied. The Company has elected to continue following APB No. 25 in

                  COMMUNITY BANK SYSTEM, INC. AND SUBSIDIARIES

           (IN THOUSANDS OF DOLLARS, EXCEPT PER SHARE AND SHARE DATA)

accounting for its stock-based compensation plans. Application of the fair-value based accounting provision of SFAS No. 123 results in the following pro forma amounts of net income and earnings per share:

                                                         2000       1999       1998
                                                        -------    -------    -------
Net Income:
  As reported.........................................  $24,899    $23,662    $19,729
  Pro forma...........................................   24,240     23,111     17,963
Earnings per share:
  As reported:
     Basic............................................  $  2.34    $  2.20    $  1.78
     Diluted..........................................     2.32       2.18       1.75
  Pro forma:
     Basic............................................     2.28       2.15       1.62
     Diluted..........................................     2.26       2.13       1.60

     The fair value of these options was estimated at the date of grant using a Black-Scholes options pricing model with the following weighted average assumptions for 2000, 1999 and 1998: risk-free interest rates by grant ranging from 4.65% to 6.93% during 2000, 4.65% to 5.78% during 1999, and 5.55% to 5.67%
during 1998; dividend yields of 3.00% during 2000, 1999 and 1998; volatility factors of the expected market price of the Company's common stock of 29.15% for 2000, 30.78% for 1999 and 44.06% for 1998; and a weighted-average expected life of the option of 7.11 years in 2000, 6.70 for 1999, and 8.27 for 1998.

     For the purposes of proforma disclosures, the estimated fair value of the options is amortized to expense over the options' vesting period. Therefore, the preceding results are not likely to be representative of the effects on reported net income for future years due to additional years of vesting.

     At December 31, 2000 the weighted average information for outstanding and exercisable options is as follows:

                            OPTIONS OUTSTANDING
                 -----------------------------------------      OPTIONS EXERCISABLE
                                  WEIGHTED AVERAGE           --------------------------
   RANGE OF                -------------------------------             WEIGHTED AVERAGE
EXERCISE PRICE   SHARES    EXERCISE PRICE   REMAINING LIFE   SHARES     EXERCISE PRICE
--------------   -------   --------------   --------------   -------   ----------------
                                               (YEARS)
$ 5.87 - $ 7.06    2,000       $ 6.75             1.0          2,000        $ 6.75
$ 7.06 - $10.59   15,200       $ 7.50             1.9         15,200        $ 7.50
$10.59 - $14.13   42,838       $12.78             4.4         39,638        $12.83
$14.13 - $17.66  119,684       $15.37             4.7        108,127        $15.30
$17.66 - $21.19   88,563       $19.13             6.0         74,257        $19.13
$21.19 - $24.72  149,303       $23.13             9.0         48,564        $23.13
$24.72 - $28.25    3,102       $25.66             8.4          1,326        $25.51
$28.25 - $31.78  207,490       $30.11             7.6        107,345        $30.21
$31.78 - $35.31  146,246       $34.81            11.5        146,246        $34.81
                 -------       ------            ----        -------        ------
  Total/Average  774,426       $24.57             7.8        542,703        $24.33
                 =======       ======            ====        =======        ======

     Directors of the Company may elect to defer all or a portion of their director fees until a certain distribution date pursuant to a Deferred Compensation Plan. The administrator has established an account for each participating director and credits to such account the number of shares of Company common stock which would have been purchased with the director fees and shares equal to the amount of dividends which

                  COMMUNITY BANK SYSTEM, INC. AND SUBSIDIARIES

           (IN THOUSANDS OF DOLLARS, EXCEPT PER SHARE AND SHARE DATA)

would have been received. On the distribution date, the director shall be entitled to receive either shares of the Company common stock equal to the number of shares accumulated or at the Company's election, cash equal to the fair value of the number of shares accumulated. There were 25,539 and 19,614 shares credited to participant accounts at December 31, 2000 and 1999, respectively, for which a liability of approximately $769 and $638 was accrued and approximately $130 and $146 was recognized as expense.

NOTE M: EARNINGS PER SHARE

     Basic earnings per share are computed based on the weighted average shares outstanding. Diluted earnings per share is computed based on the weighted average shares outstanding adjusted for the dilutive effect of the assumed exercise of stock options during the year. The following is a reconciliation of basic to diluted earnings per share for the years ended December 31:

                                                                              PER SHARE
                                                           INCOME    SHARES    AMOUNT
                                                           -------   ------   ---------
2000
  Net Income.............................................  $24,899
  Basic EPS..............................................   24,899   10,629     $2.34
  Effect of dilutive securities:
     Stock options.......................................               108
                                                           -------   ------
  Diluted EPS............................................  $24,899   10,737     $2.32
                                                           =======   ======     =====
1999
  Net Income.............................................  $23,662
  Basic EPS..............................................   23,662   10,755     $2.20
  Effect of dilutive securities:
     Stock options.......................................               106
                                                           -------   ------
  Diluted EPS............................................  $23,662   10,861     $2.18
                                                           =======   ======     =====
1998
  Net Income.............................................  $19,729
  Basic EPS..............................................   19,729   11,111     $1.78
  Effect of dilutive securities:
     Stock options.......................................               149
                                                           -------   ------
  Diluted EPS............................................  $19,729   11,260     $1.75
                                                           =======   ======     =====

NOTE N: COMMITMENTS, CONTINGENT LIABILITIES AND RESTRICTIONS

     The Company is a party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments consist primarily of commitments to extend credit, which involve, to varying degrees, elements of credit risk in excess of the amount recognized in the statement of condition. The contract amount of those commitments to extend credit reflects the extent of involvement the Company has in this particular class of financial instrument. The Company's exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit is represented by the contractual amount of the instrument. The Company uses the same credit policies in making commitments as it does for on-balance-sheet instruments.

                  COMMUNITY BANK SYSTEM, INC. AND SUBSIDIARIES

           (IN THOUSANDS OF DOLLARS, EXCEPT PER SHARE AND SHARE DATA)

     Financial instruments whose contract amounts represent credit risk are as follows at December 31:

                                                                2000       1999
                                                              --------   --------
Letters of Credit...........................................  $ 18,682   $ 21,238
Commitments to make or purchase loans or to extend credit on
  lines of credit...........................................   226,285    256,577
                                                              --------   --------
     Total..................................................  $244,967   $277,815
                                                              ========   ========

     Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since some of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Company evaluated each customer's credit worthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Company upon extension of credit, is based on management's credit evaluation of the customer. Collateral held varies but may include residential real estate, income-producing commercial properties, and personal property. The Company has unused lines of credit totaling $3,900 and $6,000 at December 31, 2000 and 1999, respectively. The Company has additional unused borrowing capacity through collateralized transactions with the Federal Home Loan Bank.

     The Company is required to maintain a reserve balance, as established by the Federal Reserve Bank of New York. The required average total reserve for the 14-day maintenance period ended December 31, 2000 was $20,060, of which $2,000 was required to be on deposit with the Federal Reserve Bank of New York. The remaining $18,060 was represented by cash on hand.

NOTE O: LEASES

     The Company leases buildings and office space under agreements that expire in various years. Rental expense included in operating expenses amounted to $1,014, $991 and $1,132 in 2000, 1999 and 1998, respectively.

     The future minimum rental commitments as of December 31, 2000 for all noncancelable leases are as follows:

Year Ending December 31:
  2001......................................................  $1,039
  2002......................................................   1,015
  2003......................................................     817
  2004......................................................     740
  2005......................................................     495
  Thereafter................................................   1,833
                                                              ------
                                                              $5,939
                                                              ======

                  COMMUNITY BANK SYSTEM, INC. AND SUBSIDIARIES

           (IN THOUSANDS OF DOLLARS, EXCEPT PER SHARE AND SHARE DATA)

NOTE P: REGULATORY MATTERS

     The Bank is subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the Bank's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank's assets, liabilities, and certain off-balance sheet items as calculated under regulatory accounting practices. The Bank's capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

     Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios (set forth in the table below) of total and Tier I capital (as defined in the regulations) to risk-weighted assets (as defined), and of Tier I capital (as defined) to average assets (as defined). Management believes, as of December 31, 2000 and December 31, 1999, that the Bank meets all capital adequacy requirements to which it is subject and is "well capitalized" under the regulatory framework of prompt corrective action. To be categorized as "well capitalized," the Bank must maintain minimum total risk-based, Tier I risk-based, and Tier I leverage ratios as set forth in the following table.

                                                                                  TO BE WELL
                                                                               CAPITALIZED UNDER
                                                             FOR CAPITAL       PROMPT CORRECTIVE
                                          ACTUALS         ADEQUACY PURPOSES    ACTION PROVISIONS
                                     -----------------    -----------------    -----------------
                                      AMOUNT     RATIO     AMOUNT     RATIO     AMOUNT     RATIO
                                     --------    -----    --------    -----    --------    -----
AS OF DECEMBER 31, 2000
Total Core Capital
  (to Risk Weighted Assets)........  $189,903    12.08%   $125,790     8.0%    $157,237    10.0%
Tier I Capital
  (to Risk Weighted Assets)........  $170,415    10.84%   $ 62,867     4.0%    $ 94,300     6.0%
Tier I Capital
  (to Average Assets)..............  $170,415     6.75%   $100,963     4.0%    $126,204     5.0%
AS OF DECEMBER 31, 1999
Total Core Capital
  (to Risk Weighted Assets)........  $182,440    12.26%   $119,043     8.0%    $148,804    10.0%
Tier I Capital
  (to Risk Weighted Assets)........  $164,113    11.03%   $ 59,522     4.0%    $ 89,283     6.0%
Tier I Capital
  (to Average Assets)..............  $164,113     6.83%   $ 96,105     4.0%    $120,131     5.0%

                  COMMUNITY BANK SYSTEM, INC. AND SUBSIDIARIES

           (IN THOUSANDS OF DOLLARS, EXCEPT PER SHARE AND SHARE DATA)

NOTE Q: PARENT COMPANY STATEMENTS

                            CONDENSED BALANCE SHEETS

                                                               DECEMBER 31,         DECEMBER 31,
                                                                   2000                 1999
                                                             -----------------    -----------------
ASSETS:
  Cash and cash equivalents................................      $    323             $    673
  Investment securities....................................           895                  820
  Investment in and advances to subsidiaries...............       239,683              202,015
  Other assets.............................................         1,295                  294
                                                                 --------             --------
     Total assets..........................................      $242,196             $203,802
                                                                 ========             ========
LIABILITIES:
  Accrued interest and other liabilities...................      $  3,552             $  3,352
  Borrowings...............................................        36,852               34,745
Shareholders' equity.......................................       201,792              165,705
                                                                 --------             --------
     Total liabilities and shareholders' equity............      $242,196             $203,802
                                                                 ========             ========

The accompanying notes are an integral part of the consolidated financial statements

                         CONDENSED STATEMENTS OF INCOME

                                                                YEARS ENDED DECEMBER 31,
                                                              -----------------------------
                                                               2000       1999       1998
                                                              -------    -------    -------
Dividends from subsidiaries.................................  $14,046    $23,139    $13,632
Interest on investments and deposits........................       40         40         40
Gain on sale of assets......................................                            150
                                                              -------    -------    -------
     Total revenues.........................................   14,086     23,179     13,822
                                                              =======    =======    =======
Expenses:
  Interest on long term notes and debentures................    3,450      3,025      3,022
  Other Expenses............................................       25         19         10
                                                              -------    -------    -------
     Total expenses.........................................    3,475      3,044      3,032
                                                              =======    =======    =======
Income before tax benefit and equity in undistributed net
  income of subsidiaries....................................   10,611     20,135     10,790
Income tax benefit..........................................    1,000        900      1,035
                                                              -------    -------    -------
Income before equity in undistributed net income
  subsidiaries..............................................   11,611     21,035     11,825
Equity in undistributed net income of subsidiary banks......   13,288      2,627      7,904
                                                              -------    -------    -------
Net Income..................................................  $24,899    $23,662    $19,729
                                                              =======    =======    =======

The accompanying notes are an integral part of the consolidated financial statements

                  COMMUNITY BANK SYSTEM, INC. AND SUBSIDIARIES

           (IN THOUSANDS OF DOLLARS, EXCEPT PER SHARE AND SHARE DATA)

                            STATEMENTS OF CASH FLOWS
     INCREASE (DECREASE) IN CASH, CASH EQUIVALENTS, AND NONCASH ACTIVITIES

                                                                 YEARS ENDED DECEMBER 31,
                                                              -------------------------------
                                                                2000        1999       1998
                                                              --------    --------    -------
OPERATING ACTIVITIES:
  Net income................................................  $ 24,899    $ 23,662    $19,729
  Adjustments to reconcile net income to net cash provided
     by operating activities:
     Equity in undistributed net income of subsidiaries.....   (13,288)     (2,627)    (7,904)
     Net change other assets and accrued liabilities........    (1,162)        702       (230)
                                                              --------    --------    -------
Net Cash Provided By Operating Activities...................    10,449      21,737     11,595
                                                              --------    --------    -------
INVESTING ACTIVITIES:
  Purchase of available for sale investment securities......       (74)       (178)      (115)
  Capital contributions to subsidiaries.....................      (569)     (4,847)    (1,336)
                                                              --------    --------    -------
Net Cash Used in Investing Activities.......................      (643)     (5,025)    (1,451)
                                                              --------    --------    -------
FINANCING ACTIVITIES:
  Net change in loans to subsidiaries.......................                (7,360)     7,360
  Net change in term borrowings.............................     2,100       4,000
  Issuance (retirement) of common stock.....................        29         396      1,048
  Repurchase of treasury stock..............................    (2,288)     (5,567)    (9,152)
  Cash dividends............................................    (9,997)     (9,463)    (8,490)
                                                              --------    --------    -------
Net Cash Provided (Used) By Financing Activities............   (10,156)    (17,994)    (9,234)
                                                              --------    --------    -------
Change In Cash and Cash Equivalents.........................      (350)     (1,282)       910
  Cash and cash equivalents at beginning of year............       673       1,955      1,045
                                                              --------    --------    -------
CASH AND CASH EQUIVALENTS AT END OF YEAR....................  $    323    $    673    $ 1,955
                                                              ========    ========    =======
Supplemental Disclosures of Cash Flow Information:
  Cash Paid For Interest....................................  $  3,439    $  3,022    $ 3,022
                                                              ========    ========    =======
Supplemental Disclosures of Noncash Financing Activities:
  Dividends declared and unpaid.............................  $  1,888    $  1,773    $ 1,678
                                                              ========    ========    =======

The accompanying notes are an integral part of the consolidated financial statements

     On February 3, 1997, the Company formed a subsidiary business trust, Community Capital Trust I (Trust), for the purpose of issuing preferred securities which qualify as Tier I capital (see Note P). Concurrent with its formation, the Trust issued $30,000,000 of 9.75%-preferred securities in an exempt offering. The preferred securities are non-voting, mandatorily redeemable in 2027, and guaranteed by the Company. The entire net proceeds to the Trust from the offering were invested in junior subordinated obligations of the Company. The costs related to the issuance of these securities are capitalized and amortized over the life of the period to redemption on a straight-line basis.

     On February 21, 1995, the Company adopted a Stockholder Protection Rights Agreement and declared a dividend of one right for each outstanding share of common stock. The rights can only be exercised when an individual or group has acquired or attempts to acquire 15% or more of the Company's common stock, if such

                  COMMUNITY BANK SYSTEM, INC. AND SUBSIDIARIES

           (IN THOUSANDS OF DOLLARS, EXCEPT PER SHARE AND SHARE DATA)

action the Board of Directors believes is not in the best interest of the stockholders. Each right then entitles the holder to acquire common stock having a market value equivalent to two times the stated exercise price. The rights expire in February 2005 and may be redeemed by the Company in whole at a price of $.01 per right.

NOTE R: SUBSEQUENT EVENTS

     On June 8, 2001, the Company signed an agreement to acquire 36 branches, with deposits of approximately $484,000 and loans of approximately $243,000, from FleetBoston Financial. The transaction is subject to regulatory approval and is scheduled to close in early fourth quarter 2001. The branches, which are in the Southwestern and Finger Lakes regions of New York, will be merged into the Company's branch network.

     On July 16, 2001, the Company formed a wholly-owned subsidiary, Community Capital Trust II, a Delaware business trust. The trust issued $25,000 of 30 year floating rate Company-obligated Capital Securities of Community Capital Trust II Holding Solely Parent Debentures. The Company borrowed the proceeds of the Capital Securities from its Subsidiary by issuing Deeply Subordinated Junior Debentures having substantially similar terms. The Capital Securities mature in year 2031 and are treated as Tier 1 capital by the Federal Reserve Bank of New York. The Capital Securities are a pooled trust preferred fund of MM Community Funding I, Ltd, and are tied to the six month LIBOR plus 3.75% with a five year call provision. The current implied coupon yields 7.57%.

     On July 31, 2001, the Company a wholly-owned subsidiary, Community Statutory Trust III, a Connecticut business trust. The trust issued $24,450 of 30 year floating rate Company-obligated pooled Capital Securities of Community Statutory Trust III Holding Solely Parent Debentures. The Company borrowed the proceeds of the Capital Securities from its Subsidiary by issuing Deeply Subordinated Junior Debentures having substantially similar terms. The Capital Securities mature in year 2031 and are treated as Tier 1 capital by the Federal Reserve Bank of New York. The Capital Securities are a pooled trust preferred fund of First Tennessee/KBW Pooled Trust Preferred Deal III, and are tied to the three month LIBOR plus 3.75% with a five year call provision. The current implied coupon yields 7.29%.

     In July 2001, the Financial Accounting Standards Board issued SFAS No. 142, "Goodwill and Other Intangible Assets", which addresses financial accounting and reporting for acquired goodwill and other intangible assets and supersedes APB Opinion No. 17, "Intangible Assets". The statement will require, beginning January 1, 2002, that the Company subject goodwill and other intangible assets to an annual impairment analysis to assess the need to write down the balances and recognize an impairment loss. In addition, amortization of certain intangible assets will no longer be recorded upon adoption of this statement. The Company expects that adoption of this pronouncement will reduce annual amortization expense by approximately $4,300.